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                                                                     Exhibit 5.1


STOEL RIVES LLP                               600 University Street, Suite 3600
Attorneys at Law                              Seattle, Washington 98101
                                              main 206-624-0900
                                              fax 206-386-7500
                                              www.stoel.com


December 8, 2006


Board of Directors
Cray Inc.
411 First Avenue South, Suite 600
Seattle, WA 98104-2860

Re:      Registration Statement on Form S-1 (Registration No. 333-137694)

Ladies and Gentlemen:

As counsel for Cray Inc., a Washington corporation (the "Company"), and at your request, we are rendering this opinion in connection with a proposed sale by the Company of up to 7,500,000 shares (the "Primary Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), and up to 1,125,000 shares of Common Stock that may be sold by the Company upon exercise of the underwriters' over-allotment option (collectively with the Primary Shares, the "Offered Shares"), in each case pursuant to the above-referenced Registration Statement on Form S-1 (the "Registration Statement").

We have reviewed the corporate action of the Company in connection with the foregoing, and we have examined such corporate records, certificates and other documents as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, certificates and other documents we have reviewed.

Based on the foregoing, we are of the opinion that the Offered Shares have been duly authorized and, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and in accordance with applicable resolutions of the Company's Board of Directors and the Pricing Committee of the Board of Directors, will be validly issued, fully paid and nonassessable.

This opinion is intended solely for use in connection with issuance and sale of the Offered Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to the use of our name under the heading "Legal Matters" in the Registration Statement, including any prospectus constituting a part thereof, as originally filed and as subsequently amended or supplemented. In giving such consent, we do not thereby admit that we are in the category of persons whose consents are required under section 7 of the Securities Act of 1933, as amended.

Very truly yours,


/s/ Stoel Rives LLP